Exhibit 10.28
INDEMNITY AGREEMENT
     This Agreement is made and entered into as of this                      day of                     , 20 ___ by and between Avago Technologies Limited, a public company limited by shares organized under the laws of the Republic of Singapore (the “Company”), and                      (“Agent”).
Recitals
     Whereas, Agent performs a valuable service to the Company in his or her capacity as                                                             ;
     Whereas, the members of the Company have adopted a Memorandum and Articles of Association (the “Articles”) providing for the indemnification of the Company’s directors, auditors, secretary and other officers, including persons serving at the Company’s request in such capacities with other companies or enterprises, as authorized by the Singapore Companies Act, as amended (the “Act”);
     Whereas, the Articles and the Act, by their non-exclusive nature, permit contracts between the Company and its directors, auditors, secretary and other officers with respect to indemnification of such persons; and
     Whereas, in order to induce Agent to continue to serve as                     , the Company has determined and agreed to enter into this Agreement with Agent;
     Now, Therefore, in consideration of Agent’s continued service as                      after the date hereof, the parties hereto agree as follows:
Agreement
     1. Services to the Company. Agent will serve, at the will of the Company or under separate contract, if any such contract exists, as                      of the Company or as a director, officer or other fiduciary of a Company affiliate (including any employee benefit plan of the Company) faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the Articles or other applicable charter documents of the Company or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation Agent may have assumed apart from this Agreement), and that the Company or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.
     2. Indemnity of Agent. Subject to, and to the maximum extent permitted by the Articles, the Act or other applicable mandatory law, the Company hereby agrees to hold harmless and indemnify Agent from and against all matters of whatsoever nature and howsoever arising by reason of or in connection with Agent’s provision of services under clause 1 above.
     3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Company hereby further agrees to hold harmless and indemnify Agent:
          (a) against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, auditor, secretary, other officer or agent of the Company, or is or was serving or at any time serves at the Company’s request as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise; and
          (b) otherwise to the fullest extent as the Company may provide to Agent under Section 151 of the Articles.
     4. Limitations on Indemnity. The Company will not provide indemnity pursuant to Sections 3 and 5 hereof:
          (a) on account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Company pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934 and amendments thereto or similar provisions of any United States federal, state or local statutory law;
          (b) on account of Agent’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;
          (c) in respect of any liability that cannot be indemnified by reason of section 172 of the Act;
          (d) on account of Agent’s conduct that is established by a final judgment as constituting a breach of Agent’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Agent was not legally entitled;
          (e) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, article or agreement, except in respect of any excess beyond payment under such insurance, clause, article or agreement;
          (f) if indemnification is not lawful (and, in this respect, both the Company and Agent have been advised that the United States Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or
          (g) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Act, or (iv) the proceeding is initiated pursuant to Section 9 hereof.
     5. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

     6. Partial Indemnification. Subject to the exclusions in clause 4 hereof, Agent shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Agent for the portion thereof to which Agent is entitled.
     7. Notification and Defense of Claim. Not later than thirty (30) days after Agent’s receipt of notice of the commencement of any action, suit or proceeding with respect to which Agent may make a claim in respect thereof against the Company under this Agreement, Agent will notify the Company of the commencement thereof; but any omission to so notify the Company will not relieve the Company of any liability it may have to Agent under this Agreement except to the extent, and only to the extent, it can be shown that Agent’s failure to timely notify directly caused damage to Agent or the Company in such proceeding. Further, no such failure to notify shall relieve the Company of any liability it may have to Agent otherwise than under this Agreement.
     With respect to any such action, suit or proceeding for which Agent provides notice to the Company of the commencement thereof:
          (a) the Company will be entitled to participate therein at its own expense;
          (b) except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Company to Agent of its election to assume the defense thereof, the Company will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof, except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Agent unless (i) the Company authorizes Agent’s employment of separate counsel, (ii) Agent reasonably concludes, and so notifies the Company, that there is an actual conflict of interest between the Company and Agent in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the Company’s expense. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Agent shall have made the conclusion provided for in clause (ii) above; and
          (c) the Company shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action in its discretion, except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.
          (d) nothing in this section 7 shall entitle Agent to any indemnification, reimbursement or payment other than in accordance with section 172 of the Act and applicable mandatory law.
     8. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 or 5 hereof that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Company (including its Board of Directors or its members) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its members) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.
     9. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
     10. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Company’s Memorandum and Articles of Association, agreement, vote of members or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.
     11. Survival of Rights.
          (a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Company or to serve at the request of the Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, and shall inure to the benefit of Agent’s heirs, executors and administrators.
          (b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.
     12. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Agent to the fullest extent provided by the Articles, the Act or any other applicable law.
     13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the Republic of Singapore.
     14. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
     15. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

     16. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.
     17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:
          (a) If to Agent, at the address indicated on the signature page hereof.
          (b) If to the Company, to:
Avago Technologies Limited
c/o Avago Technologies U.S. Inc.
350 West Trimble Road
Building 90
San Jose, CA 95131
Attention: SVP and General Counsel
or
No. 1 Yishun Avenue 7
Singapore 768923
or to such other address as the Company may have furnished to Agent.

     In Witness Whereof, the parties hereto have executed this Agreement on and as of the day and year first above written.

Avago Technologies Limited

By:

Title:

Agent

Address: